Exhibit 99.1

Contact:
Richard S. Eiswirth, Jr.	Donald Ellis
Chief Financial Officer	ICR, Inc.
678.527.1750	925.253.1240
FOR IMMEDIATE RELEASE
ALIMERA SCIENCES REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NDA for Lead Product Candidate Iluvien® Granted Priority Review Status;
$32.5 Million Senior Secured Credit Facility Closed in October 2010
ATLANTA, November 4, 2010 — Alimera Sciences, Inc., (NASDAQ: ALIM), (“Alimera”), today announced financial results for the third quarter ended September 30, 2010 and provided an update on the Company’s progress.
“In August 2010, the FDA accepted our New Drug Application (NDA) for our lead product candidate, Iluvien®, for the treatment of diabetic macular edema (DME), and granted the NDA priority review status. Alimera could receive an action letter from the FDA by the end of this year,” said Dan Myers, President and Chief Executive Officer of Alimera. “If the NDA is approved in the fourth quarter of 2010, we anticipate launching Iluvien® as early as the first quarter of 2011.”
“We continue to believe Iluvien® could be the first ophthalmic drug approved in the United States for the treatment of DME, and that the addressable market for Iluvien® could reach $1 billion per year,” said Mr. Myers. “Iluvien® is also being investigated in three Phase 2 pilot trials for the treatment of the dry form of age-related macular degeneration (AMD), the wet form of AMD and retinal vein occlusion.”
Financial Highlights
Net loss for the quarter ended September 30, 2010 was $6.1 million, or $0.20 per common share, compared with a net loss of $7.5 million, or $4.89 per common share, for the quarter ended September 30, 2009.
Research and development expenses for the third quarter of 2010 totaled $3.3 million, compared to $3.6 million for the third quarter of 2009. General and administrative expenses were $1.3 million for the quarter ended September 30, 2010, compared to $0.8 million for the quarter ended September 30, 2009. Marketing expenses were $1.6 million for the third quarter of 2010, compared to $0.2 million for the third quarter of 2009.
As of September 30, 2010, Alimera had cash, cash equivalents and investments of $54.7 million, compared to $4.9 million as of December 31, 2009. In October 2010, the Company obtained a $32.5 million senior secured credit facility to help fund working capital requirements.

Financial Outlook
The Company anticipates significant increases in marketing and selling expenses as Alimera hires additional personnel and establishes sales and marketing capabilities in anticipation of the commercialization of Iluvien®. Alimera intends to market and sell Iluvien® to the approximately 1,600 retinal specialists practicing in the approximately 900 retina centers across the United States and Canada.
Alimera believes its current cash, cash equivalents, investments and credit facility are sufficient to fund operations through the projected commercialization of Iluvien® and the expected generation of revenue in 2011.
Conference Call to be Held Today
Alimera will hold a conference call and live webcast today at 4:30 p.m. ET. To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). To access the live webcast, please visit the Investor Relations section of the corporate website at http://www.alimerasciences.com.
A replay of the conference call will be available beginning November 4, 2010 at 7:30 p.m. ET and ending on November 18, 2010 by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (international), Conference ID Number: 20089467. A replay of the webcast will also be available on the corporate website for two weeks, through November 18, 2010.
About Alimera Sciences, Inc.
Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently, the Company is focused on diseases affecting the back of the eye, or retina. Its advanced product candidate, Iluvien®, is an intravitreal insert containing fluocinolone acetonide, a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease. Iluvien® is in development for the treatment of diabetic macular edema (DME), a disease of the retina that affects individuals with diabetes and can lead to severe vision loss and blindness.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s future results of operations and financial position, business strategy and plans and objectives of management for Alimera’s future operations. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “likely,” “will,” “would,” “could,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The events and circumstances reflected in Alimera’s forward-looking statements may not occur and actual results could differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, delay in or failure to obtain regulatory approval of Alimera’s product candidates, uncertainty as to Alimera’s ability to commercialize, and market acceptance of, its product candidates, the extent of government regulations, uncertainty as to relationship between the benefits of Alimera’s product candidates and the risks of their side-effect profiles, dependence on third-party manufacturers to manufacture Alimera’s product candidates in sufficient quantities and quality, uncertainty of clinical trial results, limited sales and marketing infrastructure, and Alimera’s ability to operate its business in compliance with the covenants and restrictions that it is subject to under its credit facility, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s quarterly report on Form 10-Q for the quarter ended September 30, 2010 to be filed with the SEC.
All forward-looking statements contained in this press release are expressly qualified by the above paragraph in their entirety. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$14,711	$4,858
Investments	39,966	—
Prepaid expenses and other current assets	833	634
Deferred offering costs	—	815

Total current assets	55,510	6,307
PROPERTY AND EQUIPMENT — at cost less accumulated depreciation	262	254

TOTAL ASSETS	$55,772	$6,561

CURRENT LIABILITIES:
Accounts payable	$1,517	$1,215
Accrued expenses	2,980	3,314
Accrued interest	—	543
Outsourced services payable	798	1,157
Note payable (Note 6)	—	4,500
Capital lease obligations	10	6

Total current liabilities	5,305	10,735

LONG-TERM LIABILITIES:
Note payable — less current portion (Note 6)	—	10,500
Fair value of preferred stock conversion feature (Note 8)	—	36,701
Other long-term liabilities	23	708
PREFERRED STOCK:
Series A preferred stock, $.01 par value — no shares authorized, issued, and outstanding at September 30, 2010 and 6,624,866 shares authorized and 6.624,844 shares issued, and outstanding at December 31, 2009; liquidation preference of $37,019 at December 31, 2009	—	36,467
Series B preferred stock, $.01 par value — no shares authorized, issued, and outstanding at September 30, 2010 and 7,147,912 shares authorized and 7,147,894 shares issued, and outstanding at December 31, 2009; liquidation preference of $41,057 at December 31, 2009	—	40,617
Series C preferred stock, $.01 par value — no shares authorized, issued, and outstanding at September 30, 2010 and 5,807,131 shares authorized and 5,807,112 shares issued and outstanding at December 31, 2009; liquidation preference of $34,281 at December 31, 2009	—	33,452
Series C-1 preferred stock, $.01 par value — no shares authorized, issued, and outstanding at September 30, 2010 and 2,903,565 shares authorized and 967,845 shares issued and outstanding at December 31, 2009; liquidation preference of $5,140 at December 31, 2009	—	2,853
Preferred stock, $.01 par value — 10,000,000 shares authorized and no shares issued and outstanding at September 30, 2010 and no shares authorized, issued, and outstanding at December 31, 2009	—	—
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $.01 par value — 100,000,000 shares authorized and 31,153,175 shares issued and outstanding at September 30, 2010 and 29,411,764 shares authorized and 1,598,571 shares issued and outstanding at December 31, 2009	351	54
Additional paid-in capital	232,640	4,836
Series C-1 preferred stock warrants	—	1,472
Common stock warrants	54	57
Accumulated deficit	(182,601)	(171,891)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	50,444	(165,472)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$55,772	$6,561

Income Statement
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)
RESEARCH AND DEVELOPMENT EXPENSES	$3,276	$3,649	$10,481	$11,979
GENERAL AND ADMINISTRATIVE EXPENSES	1,260	828	3,338	2,351
MARKETING EXPENSES	1,583	157	2,209	541

TOTAL OPERATING EXPENSES	6,119	4,634	16,028	14,871
INTEREST AND OTHER INCOME	37	4	53	35
INTEREST EXPENSE	—	(474)	(618)	(1,423)
GAIN ON EARLY EXTINGUISHMENT OF DEBT (NOTE 6)	—	—	1,343	—
(INCREASE) DECREASE IN FAIR VALUE OF PREFERRED STOCK CONVERSION FEATURE	—	(6)	3,644	(5,295)

LOSS FROM CONTINUING OPERATIONS	(6,082)	(5,110)	(11,606)	(21,554)
INCOME FROM DISCONTINUED OPERATIONS (NOTE 4)	—	—	4,000	—

NET LOSS	(6,082)	(5,110)	(7,606)	(21,554)
BENEFICIAL CONVERSION FEATURE OF PREFERRED STOCK	—	(355)	—	(355)
REDEEMABLE PREFERRED STOCK ACCRETION	—	(162)	(466)	(377)
REDEEMABLE PREFERRED STOCK DIVIDENDS	—	(1,832)	(2,638)	(5,340)

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(6,082)	$(7,459)	$(10,710)	$(27,626)

NET LOSS PER SHARE APPLICABLE TO COMMON SHAREHOLDERS — Basic and diluted	$(0.20)	$(4.89)	$(0.56)	$(18.40)

WEIGHTED-AVERAGE SHARES OUTSTANDING — Basic and diluted	31,145,856	1,524,072	19,120,860	1,501,573